UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2022

AEGLEA BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37722	46-4312787
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

805 Las Cimas Parkway Suite 100 Austin, TX	78746
(Address of principal executive offices)	(Zip Code)

(512) 942-2935

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	AGLE	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On June 2, 2022, Aeglea BioTherapeutics, Inc. (the “Company”) announced that it received a Refusal to File letter (the “RTF letter”) from the U.S. Food and Drug Administration (the “FDA”) regarding the Company’s Biologics License Application (“BLA”) for pegzilarginase for the treatment of Arginase 1 Deficiency (“ARG1-D”).

In the RTF letter the FDA requested additional data to support effectiveness, such as evidence showing that plasma arginine and metabolite reduction predicts clinical benefit in patients with ARG1-D or clinical data demonstrating a treatment effect on clinically meaningful outcomes. The FDA also requested additional information relating to Chemistry Manufacturing and Controls. There were no issues related to safety raised in the RTF letter. The Company intends to request a Type A meeting with the FDA to clarify and respond to the items identified in the RTF letter.

Immedica Pharma AB (“Immedica”), the Company’s commercialization partner for pegzilarginase in Europe and the Middle East, has recently met with the European Medicines Agency regarding the Marketing Authorization Application for pegzilarginase, which is planned to be submitted in 2022.

Arginase 1 Deficiency is a rare, progressive and debilitating disease characterized by high levels of arginine. People living with ARG1-D experience severe spasticity-related mobility limitations, seizures, developmental delay, intellectual disability, and early mortality. There are currently no FDA-approved treatments for this indication. Pegzilarginase is a novel, recombinant human arginase 1 enzyme that in clinical trials has been shown to normalize the elevated levels of the amino acid arginine in patients with ARG1-D.

The BLA submission included positive results from the Company’s double-blind, placebo-controlled PEACE Phase 3 study and its ongoing long-term extension study as well as a Phase 1/2 clinical trial and its open-label extension study. The totality of data demonstrates that pegzilarginase is able to rapidly and sustainably lower arginine levels and is accompanied by improvements in mobility. In the PEACE Phase 3 study, most treatment-emergent adverse events were mild or moderate in severity and there were no discontinuations due to treatment-emergent adverse events. The FDA has granted pegzilarginase multiple regulatory designations, including Rare Pediatric Disease, Breakthrough Therapy, Fast Track and Orphan Drug designations.

This current report on Form 8-K contains “forward-looking” statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from what we expect. Examples of forward-looking statements include, among others, statements we make regarding our ability to obtain regulatory approval for, and commercialize, pegzilarginase, our expected engagement with the FDA and third parties regarding our BLA for pegzilarginase, including re-submission of our BLA, our ability to recognize milestone and royalty payments from our agreement with Immedica, the timing and success of our clinical trials and related data, the timing and expectations for regulatory submissions and approvals, timing and results of meetings with regulators, the timing of announcements and updates relating to our clinical trials and related data, our ability to enroll patients into our clinical trials, the expected impact of the COVID-19 pandemic on our operations and clinical trials, success in our collaborations, our cash forecasts, the potential addressable markets of our product candidates and the potential therapeutic benefits and economic value of our lead product candidate or other product candidates. Further information on potential risk factors that could affect our business and its financial results are detailed in our most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed with the Securities and Exchange Commission (the “SEC”), and other reports as filed with the SEC. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGLEA BIOTHERAPEUTICS, INC.

Date: June 2, 2022	By:	/s/ Jonathan Alspaugh
Jonathan Alspaugh
Chief Financial Officer